NEWS RELEASE

FOR IMMEDIATE RELEASE
Concentra Group Holdings Parent, Inc. Announces Results
For Its Third Quarter Ended September 30, 2025, Cash Dividend, and Raised FY 2025 Guidance
ADDISON, TEXAS — November 6, 2025 — Concentra Group Holdings Parent, Inc. (“Concentra,” the “Company,” “we,” “us,” or “our”) (NYSE: CON), the nation’s largest provider of occupational health services, today announced results for its third quarter ended September 30, 2025, the declaration of a cash dividend, and raised guidance for full year 2025.
“2025 has continued to be an excellent year for Concentra,” said Keith Newton, Chief Executive Officer of Concentra. “Building on our business growth in the first half of the year, our strong third quarter results delivered year-over-year increases in revenue, net income, and Adjusted EBITDA driven by visit and rate growth, as well as executing on our inorganic strategy. Our stellar results are a direct reflection of the commitment and effort of our outstanding colleagues.”
Matt DiCanio, Concentra’s President and Chief Financial Officer, added, “We continue to execute on our key strategic initiatives, accelerating technology investments to modernize and enhance our systems and capabilities and making substantial progress towards our full separation from Select Medical Corporation. Through our continued focus on operational discipline and clinical excellence, as well as our core M&A and de novo strategy, we are well-positioned to deliver an exceptional experience and unmatched outcomes to our patients, customers, and partners.”
Third Quarter 2025 Highlights
•Revenue of $572.8 million, an increase of 17.0% from $489.6 million in Q3 2024
•Net income of $49.8 million, an increase of 8.9% from $45.8 million in Q3 2024
•Net income attributable to the Company of $48.3 million, and Adjusted Net Income Attributable to the Company of $49.9 million
•Earnings per share of $0.38 and Adjusted Earnings per Share of $0.39
•Adjusted EBITDA of $118.9 million, an increase of 17.1% from $101.6 million in Q3 2024
•Repayments on the revolving facility totaled $50.0 million
•Cash balance of $49.9 million and net leverage reduced to 3.6x at the end of Q3 2025
•Patient visits of 3,557,697, or 55,589 visits per day, an increase in visits per day of 9.2% from Q3 2024
•Revenue per visit of $147.31, an increase of 4.2% from $141.42 in Q3 2024
•Total occupational health centers of 628, compared to 549 at the end of Q3 2024
•Total onsite health clinics of 413, compared to 156 at the end of Q3 2024
Third Quarter 2025 Financial Overview
For the third quarter ended September 30, 2025, revenue increased 17.0% to $572.8 million, compared to $489.6 million for the same quarter, prior year. Income from operations increased 9.6% to $94.5 million for the third quarter ended September 30, 2025, compared to $86.2 million for the same quarter, prior year. Net income was $49.8 million, earnings per share was $0.38, and Adjusted Earnings per Share was $0.39 for the third quarter ended September 30, 2025, compared to net income of $45.8 million, earnings per share of $0.37 and Adjusted Earnings per Share of $0.37, for the same quarter, prior year. Adjusted EBITDA increased 17.1% to $118.9 million for the third quarter ended September 30, 2025, compared to $101.6 million for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release. The definition of Adjusted Earnings per Share and a reconciliation of net income attributable to the

Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis are presented in table XI of this release.
Year to Date September 30, 2025 Financial Overview
For the nine months ended September 30, 2025, revenue increased 13.2% to $1,624.3 million, compared to $1,435.2 million for the same period, prior year. Income from operations increased 7.6% to $264.3 million for the nine months ended September 30, 2025, compared to $245.7 million for the same period, prior year. Net income was $136.7 million, earnings per share was $1.03 and Adjusted Earnings per Share was $1.09 for the nine months ended September 30, 2025, compared to net income of $149.1 million, earnings per share of $1.32, and Adjusted Earnings per Share of $1.33 for the same period, prior year. Net income decreased due to a higher interest expense from the IPO recapitalization. Adjusted EBITDA increased 12.5% to $336.6 million for the nine months ended September 30, 2025, compared to $299.3 million for the same period, prior year.
Balance Sheet
As of September 30, 2025, our balance sheet reflected cash of $49.9 million, total debt of $1,612.4 million and total assets of $2,843.9 million. Concentra’s net leverage ratio as of September 30, 2025 is 3.6x, which was in compliance with the financial covenant under our credit agreement. The Company is targeting a net leverage ratio of 3.5x or below by the end of 2025 and less than 3.0x by the end of 2026.
Cash Flow
Cash flows provided by operating activities in the third quarter ended September 30, 2025 totaled $60.6 million compared to $65.9 million for the same quarter, prior year. The decrease in year over year cash flow from operations is driven primarily by a $25.0 million increase in interest payments offset by an $11.7 million decrease in taxes paid. During the third quarter ended September 30, 2025, cash flow from investing activity resulted in cash used of $20.5 million, including capital expenditures of $21.2 million, with $3.3 million of one-time capital expenditures associated with our Nova integration and rebranding. Cash flow from operations less cash flow from investing activity resulted in cash provided of $40.2 million for the quarter. Cash flow from financing activity used $64.1 million for the quarter, driven by $54.4 million in debt repayments and $8.0 million in dividend payments, and resulted in a decrease in cash of $23.9 million.
Dividend
On November 5, 2025, the Board of Directors declared a cash dividend of $0.0625 per share. The dividend will be payable on or about December 9, 2025, to stockholders of record as of the close of business on December 2, 2025.
There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of the Board of Directors after taking into account various factors, including, but not limited to, the Company’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of indebtedness, and other factors the Board of Directors may deem to be relevant.
Share Repurchase Program
On November 5, 2025, the Board of Directors authorized a share repurchase program to repurchase up to $100 million of the Company’s outstanding common stock. The share repurchase authorization will expire on December 31, 2027, unless extended or terminated by the Board of Directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as the Board of Directors deems appropriate. Concentra will fund this program with cash on hand. Concentra currently does not expect the use of this share repurchase program to impact our net leverage targets for 2025 and 2026.

2025 Business Outlook
Concentra raised its financial guidance for 2025. We now expect to deliver the following results:

•Revenue in the range of $2.145 billion to $2.160 billion
•Adjusted EBITDA in the range of $425 million to $430 million
•Capital expenditures in the range of $80 million to $90 million (trending towards lower end of range)
•Net leverage ratio of 3.5x or below

A reconciliation of full year 2025 Adjusted EBITDA expectations to net income is presented in table XII of this release.
Company Overview
Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our approximately 13,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care. We support the care of over 50,000 patients each day on average across 47 states and the District of Columbia at our 628 occupational health centers, 413 onsite health clinics at employer worksites, and Concentra Telemed as of September 30, 2025.
Conference Call
Concentra will host a conference call regarding its third quarter financial results and business outlook on Friday November 7, 2025, at 9 a.m. Eastern Time. The conference call will be a live webcast and can be accessed via this Earnings Call Webcast Link or via Concentra’s website at https://ir.concentra.com. A replay of the webcast will be available shortly after the call at the same locations.
Participants may join the audio-only version of the webcast or participate in the question-and-answer session by calling:
Toll Free: 888-506-0062
International: 973-528-0011
Participant Access: All dial-in participants should ask to join the Concentra call.

* * * * *
Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2025 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:
•The frequency of work-related injuries and illnesses;
•The adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;
•Changes to regulations, new interpretations of existing regulations, or violations of regulations;
•State fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;
•Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;
•Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;
•Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;
•A security breach of our, or our third-party vendors’, information technology systems which may cause a violation of HIPAA and subject us to potential legal and reputational harm;
•Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;
•Significant legal actions could subject us to substantial uninsured liabilities;
•Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements;
•Insurance coverage may not be sufficient to cover losses we may incur;
•Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;
•Our exposure to additional risk due to our reliance on third parties in many aspects of our business;
•Compliance with applicable laws regarding the corporate practice of medicine and therapy and fee-splitting;
•Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;
•Compliance with applicable data interoperability and information blocking rule;
•Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;
•Our ability to adequately protect and enforce our intellectual property and other proprietary rights;
•Adverse economic conditions in the U.S. or globally;
•Any negative impact on the global economy and capital markets resulting from other geopolitical tensions;
•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings;

•The effects of the Separation on our business;
•Our ability to achieve the expected benefits of and successfully execute the Separation and related transactions;
•Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the Separation and related transactions;
•The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;
•The loss of key members of our management team;
•Our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management;
•Climate change, or legal, regulatory or market measures to address climate change;
•Increasing scrutiny and rapidly evolving expectations from stakeholders regarding ESG matters;
•Changes in tax laws or exposures to additional tax liabilities; and
•Changes to United States tariff and import/export regulations and the impact on global economic conditions may have a negative effect on our business, financial condition and results of operations.
Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.
Investor inquiries:

Bill Chapman
Vice President, Strategy & Investor Relations
972-725-6488
ir@concentra.com
SOURCE: Concentra Group Holdings Parent, Inc.

I. Condensed Consolidated Statements of Operations
For the Third Quarter Ended September 30, 2025 and 2024
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,
	2025	2024	% Change
Revenue	$572,800	$489,638	17.0%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	405,535	351,103	15.5
General and administrative, exclusive of depreciation and amortization(1)	52,884	37,088	42.6
Depreciation and amortization	19,909	15,213	30.9
Total costs and expenses	478,328	403,404	18.6
Income from operations	94,472	86,234	9.6
Other income and expense:
Interest expense	(28,683)	(21,369)	34.2
Interest expense on related party debt	—	(2,691)	N/M
Income before income taxes	65,789	62,174	5.8
Income tax expense	15,967	16,415	(2.7)
Net income	49,822	45,759	8.9
Less: net income attributable to non-controlling interests	1,563	1,421	10.0
Net income attributable to the Company	$48,259	$44,338	8.8%
Basic and diluted earnings per common share:(2)	$0.38	$0.37
_______________________________________________________________________________
(1)    Includes transition services agreement fees of $2.7 million for the three months ended September 30, 2025, and shared service fees from Select Medical Corporation (“Select”) and transition services agreement fees of $3.8 million for the three months ended September 30, 2024.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful

II. Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2025 and 2024
(In thousands, except per share amounts, unaudited)

	Nine Months Ended September 30,
	2025	2024	% Change
Revenue	$1,624,337	$1,435,151	13.2%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,151,970	1,027,366	12.1
General and administrative, exclusive of depreciation and amortization(1)	152,528	110,825	37.6
Depreciation and amortization	55,526	51,568	7.7
Total costs and expenses	1,360,024	1,189,759	14.3
Other operating income	20	284	(93.0)
Income from operations	264,333	245,676	7.6
Other income and expense:
Loss on early retirement of debt	(875)	—	N/M
Equity in losses of unconsolidated subsidiaries	—	(3,676)	N/M
Interest expense	(82,424)	(21,275)	287.4
Interest expense on related party debt	—	(21,980)	N/M
Income before income taxes	181,034	198,745	(8.9)
Income tax expense	44,376	49,648	(10.6)
Net income	136,658	149,097	(8.3)
Less: net income attributable to non-controlling interests	4,928	4,066	21.2
Net income attributable to the Company	$131,730	$145,031	(9.2)%
Basic and diluted earnings per common share(2)	$1.03	$1.32
_____________________________________
(1)    Includes transition services agreement fees of $9.9 million for the nine months ended September 30, 2025, and shared service fees from Select and transition services agreement fees of $11.5 million for the nine months ended September 30, 2024.
(2)    Refer to table III for calculation of earnings per common share.
N/M    Not meaningful

III. Earnings per Share
For the Three and Nine Months Ended September 30, 2025 and 2024
(In thousands, except per share amounts, unaudited)
As of September 30, 2025, the Company’s capital structure consists of common stock and unvested restricted stock. To calculate earnings per share (“EPS”) for the three and nine months ended September 30, 2025, the Company applied the two-class method because its unvested restricted shares were participating securities.
As of September 30, 2024, the Company’s capital structure consists of common stock. There were no participating shares or securities outstanding during the three and nine months ended September 30, 2024.
The following table sets forth the net income attributable to the Company, its shares, and its participating shares:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$49,822	$45,759	$136,658	$149,097
Less: net income attributable to non-controlling interests	1,563	1,421	4,928	4,066
Net income attributable to the Company	48,259	44,338	131,730	145,031
Less: distributed and undistributed net income attributable to participating securities	573	—	1,558	—
Distributed and undistributed net income attributable to common shares	$47,686	$44,338	$130,172	$145,031
The following table sets forth the computation of EPS. The Company applied the two-class method for the three and nine months ended September 30, 2025.

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	Net Income Attributable to the Company	Shares(1)	Basic and Diluted EPS	Net Income Attributable to the Company	Shares(1)	Basic and Diluted EPS
Common shares	$47,686	126,647	$0.38	$44,338	120,765	$0.37
Participating securities	573	1,523	$0.38	—	—	$—
Total Company	$48,259	128,170	$0.38	$44,338	120,765	$0.37

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	Net Income Attributable to the Company	Shares(1)	Basic and Diluted EPS	Net Income Attributable to the Company	Shares(1)	Basic and Diluted EPS
Common shares	$130,172	126,647	$1.03	$145,031	109,691	$1.32
Participating securities	1,558	1,516	$1.03	—	—	$—
Total Company	$131,730	128,163	$1.03	$145,031	109,691	$1.32
____________________________________________
(1)    Represents the weighted average shares outstanding during the period.

IV. Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$49,941	$183,255
Accounts receivable	278,973	217,719
Prepaid income taxes	4,325	1,544
Other current assets	42,200	34,689
Total current assets	375,439	437,207
Operating lease right-of-use assets	484,109	435,595
Property and equipment, net	227,339	197,930
Goodwill	1,482,885	1,234,707
Other Identifiable intangible assets, net	250,061	204,725
Other assets	24,097	11,000
Total assets	$2,843,930	$2,521,164
LIABILITIES AND EQUITY
Current liabilities:
Current operating lease liabilities	$83,826	$75,442
Current portion of long-term debt and notes payable	11,917	10,093
Accounts payable	32,790	19,752
Accrued and other liabilities	184,117	201,899
Total current liabilities	312,650	307,186
Non-current operating lease liabilities	441,867	396,914
Long-term debt, net of current portion	1,600,468	1,468,917
Non-current deferred tax liability	36,998	25,380
Other non-current liabilities	41,814	24,043
Total liabilities	2,433,797	2,222,440
Redeemable non-controlling interests	19,471	18,013
Stockholders’ equity:
Common stock, $0.01 par value, 700,000,000 shares authorized, 128,170,202 and 128,125,952 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1,282	1,281
Capital in excess of par	267,720	260,837
Retained earnings	120,075	13,553
Accumulated other comprehensive loss	(3,589)	—
Total stockholders’ equity	385,488	275,671
Non-controlling interests	5,174	5,040
Total equity	390,662	280,711
Total liabilities and equity	$2,843,930	$2,521,164

V. Condensed Consolidated Statements of Cash Flows
For the Three Months Ended September 30, 2025 and 2024
(In thousands, unaudited)

	Three Months Ended September 30,
	2025	2024
Operating activities
Net income	$49,822	$45,759
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,909	15,213
Gain on sale of assets	(742)	(1)
Stock compensation expense	2,330	168
Amortization of debt discount and issuance costs	994	750
Deferred income taxes	11,370	459
Other	35	11
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(7,597)	(3,250)
Other current assets	2,076	11,276
Other assets	2,217	7,366
Accounts payable and accrued liabilities	(19,787)	(11,843)
Net cash provided by operating activities	60,627	65,908
Investing activities
Business combinations, net of cash acquired	—	(1,821)
Purchases of property and equipment	(21,209)	(15,145)
Proceeds from sale of assets	741	2
Net cash used in investing activities	(20,468)	(16,964)
Financing activities
Payments on revolving facilities	(50,000)	—
Payments on related party revolving promissory note	—	(420,000)
Proceeds from term loans, net of issuance costs	—	836,697
Payments on term loans	(2,375)	—
Proceeds from 6.875% senior notes, net of issuance costs	—	637,337
Borrowings of other debt	—	1,604
Principal payments on other debt	(2,042)	(3,510)
Dividends paid to common stockholders	(8,011)	—
Distributions to non-controlling interests	(1,662)	(1,583)
Proceeds from Initial Public Offering	—	511,198
Dividend to Select	—	(1,535,683)
Contributions from Select	—	11,149
Net cash (used in) provided by financing activities	(64,090)	37,209
Net (decrease) increase in cash	(23,931)	86,153
Cash at beginning of period	73,872	50,669
Cash at end of period	$49,941	$136,822
Supplemental information
Cash paid for interest	$39,703	$14,709
Cash paid for taxes	$3,624	$15,328

VI. Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2025 and 2024
(In thousands, unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income	$136,658	$149,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,526	51,568
Equity in losses of unconsolidated subsidiaries	—	3,676
Loss on extinguishment of debt	51	—
(Gain) loss on sale of assets	(742)	41
Stock compensation expense	6,884	500
Amortization of debt discount and issuance costs	2,965	750
Deferred income taxes	9,165	(1,159)
Other	1,142	70
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(33,848)	(16,079)
Other current assets	(5,705)	12,500
Other assets	4,520	3,149
Accounts payable and accrued liabilities	(15,911)	(23,150)
Net cash provided by operating activities	160,705	180,963
Investing activities
Business combinations, net of cash acquired	(333,300)	(6,965)
Purchases of property and equipment	(62,167)	(47,639)
Proceeds from sale of assets	742	25
Net cash used in investing activities	(394,725)	(54,579)
Financing activities
Borrowings on revolving facilities	85,000	—
Payments on revolving facilities	(50,000)	—
Borrowings from related party revolving promissory note	—	10,000
Payments on related party revolving promissory note	—	(480,000)
Proceeds from term loans, net of issuance costs	948,848	836,697
Payments on term loans	(852,625)	—
Proceeds from 6.875% senior notes, net of issuance costs	—	637,337
Borrowings of other debt	6,575	8,222
Principal payments on other debt	(8,547)	(7,888)
Dividends paid to common stockholders	(24,032)	—
Distributions to non-controlling interests	(4,513)	(4,226)
Proceeds from Initial Public Offering	—	511,198
Dividend to Select	—	(1,535,683)
Contributions from Select	—	3,407
Net cash provided by (used in) financing activities	100,706	(20,936)
Net (decrease) increase in cash	(133,314)	105,448
Cash at beginning of period	183,255	31,374
Cash at end of period	$49,941	$136,822
Supplemental information
Cash paid for interest	$94,135	$34,221
Cash paid for taxes	$39,192	$49,337

VII. Disaggregated Revenue
For the Three and Nine Months Ended September 30, 2025 and 2024
(In thousands, unaudited)
The following table disaggregates the Company’s revenue for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Occupational health centers:
Workers' compensation	$343,454	$298,681	$977,752	$866,952
Employer services	173,230	154,809	507,688	458,849
Consumer health	7,395	7,332	23,183	23,327
Other occupational health center revenue	1,953	2,239	6,469	6,245
Total occupational health center revenue	526,032	463,061	1,515,092	1,355,373
Onsite health clinics	34,897	15,593	74,016	46,989
Other	11,871	10,984	35,229	32,789
Total revenue	$572,800	$489,638	$1,624,337	$1,435,151

VIII. Key Statistics
For the Third Quarter Ended September 30, 2025 and 2024
(unaudited)

	Three Months Ended September 30,
	2025	2024
Facility Count
Number of occupational health centers—start of period	628	547
Number of occupational health centers acquired	—	1
Number of occupational health centers de novos	1	1
Number of occupational health centers closed/sold	(1)	—
Number of occupational health centers—end of period	628	549
Number of onsite health clinics operated—end of period	413	156

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:

	Three Months Ended September 30,
Number of patient visits	2025	2024		% Change
Workers’ compensation	1,621,435	1,476,486		9.8%
Employer services	1,882,820	1,728,720		8.9%
Consumer health	53,442	53,399		0.1%
Total	3,557,697	3,258,605		9.2%

Visits per day volume
Workers’ compensation	25,335	23,070		9.8%
Employer services	29,419	27,011		8.9%
Consumer health	835	834		0.1%
Total	55,589	50,916	(3)	9.2%

Revenue per visit(1)
Workers’ compensation	$211.82	$202.29		4.7%
Employer services	92.01	89.55		2.7%
Consumer health	138.38	137.30		0.8%
Total	$147.31	$141.42		4.2%

Business Days(2)	64	64
_____________________________________
(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers segment and does not include our onsite health clinics or other businesses segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    Does not total due to rounding

IX. Key Statistics
For the Nine Months Ended September 30, 2025 and 2024
(unaudited)

	Nine Months Ended September 30,
	2025		2024
Facility Count
Number of occupational health centers—start of period	552		544
Number of occupational health centers acquired	72		3
Number of occupational health centers de novos	5		3
Number of occupational health centers closed/sold	(1)		(1)
Number of occupational health centers—end of period	628		549
Number of onsite health clinics operated—end of period	413		156

The following table sets forth operating statistics for our occupational health centers operating segment for the periods presented:
	Nine Months Ended September 30,
	2025		2024	% Change
Number of patient visits
Workers’ compensation	4,656,296		4,364,824	6.7%
Employer services	5,456,615		5,090,410	7.2%
Consumer health	169,474		173,281	(2.2)%
Total	10,282,385		9,628,515	6.8%

Visits per day volume
Workers’ compensation	24,379		22,733	7.2%
Employer services	28,569		26,513	7.8%
Consumer health	887		903	(1.8)%
Total	53,834	(3)	50,149	7.3%

Revenue per visit(1)
Workers’ compensation	$209.98		$198.62	5.7%
Employer services	93.04		90.14	3.2%
Consumer health	136.80		134.62	1.6%
Total	$146.72		$140.12	4.7%

Business days(2)	191		192
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(1)    Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our occupational health centers segment and does not include our onsite health clinics or other businesses segments.
(2)    Represents the number of days in which normal business operations were conducted during the periods presented.
(3)    Does not total due to rounding.

X. Net Income to Adjusted EBITDA Reconciliation
For the Three and Nine Months Ended September 30, 2025 and 2024
(In thousands, unaudited)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures that we believe provide useful insight into the underlying performance of our business by excluding items that may obscure trends in our core operating results. These metrics are not intended to be substitutes for U.S. GAAP measures such as net income and may differ from similarly titled metrics supported by other companies. We use these non-GAAP measures internally for budgeting, forecasting, and evaluating performance. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
Adjusted EBITDA is a supplemental measure that we believe offers a clearer view of business performance by excluding items that do not reflect the core operations of the Company. We define adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, stock-based compensation expense, acquisition related costs, gains or losses on early retirement of debt, separation transaction costs, gains or losses on the sale of businesses, and equity in earnings or losses from unconsolidated subsidiaries. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. This margin helps assess the efficiency of our operations on a normalized basis.
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin and should be referenced when we discuss Adjusted EBITDA and Adjusted EBITDA margin.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Reconciliation of Adjusted EBITDA:
Net income	$49,822	8.7%	$45,759	9.3%	$136,658	8.4%	$149,097	10.4%
Add (Subtract):
Income tax expense	15,967	2.8	16,415	3.4	44,376	2.7	49,648	3.5
Interest expense	28,683	5.0	21,369	4.4	82,424	5.1	21,275	1.5
Interest expense on related party debt	—	—	2,691	0.5	—	—	21,980	1.5
Equity in losses of unconsolidated subsidiaries	—	—	—	—	—	—	3,676	0.3
Loss on early retirement of debt	—	—	—	—	875	0.1	—	—
Stock compensation expense	2,330	0.4	168	0.0	6,884	0.4	500	0.0
Depreciation and amortization	19,909	3.5	15,213	3.1	55,526	3.4	51,568	3.6
Separation transaction costs(1)	1,025	0.2	(44)	0.0	2,700	0.2	1,569	0.1
Nova and Pivot Onsite Innovations acquisition costs	1,181	0.2	—	—	7,151	0.4	—	—
Adjusted EBITDA	$118,917	20.8%	$101,571	20.7%	$336,594	20.7%	$299,313	20.9%
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(1)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.

XI. Reconciliation of Earnings per Share to Adjusted Earnings per Share
For the Three and Nine Months Ended September 30, 2025 and 2024
(In thousands, except per share amounts, unaudited)
Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are used by management to provide useful insight into the underlying performance of our business. Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are not measures of financial performance under U.S. GAAP and are not intended to be substitutes for U.S. GAAP measures such as net income or earnings per share. These metrics may differ from similarly titled metrics supported by other companies. Concentra believes that the presentation of Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Investors should consider these measures in addition to, and not as a replacement for, U.S. GAAP results reported in our financial statements.
We define Adjusted Net Income Attributable to the Company as net income attributable to the Company, excluding gain (loss) on early retirement of debt, separation transaction costs, acquisition costs, gain (loss) on sale of businesses, and other non-recurring costs not directly tied to operating performance, all on an after tax basis. We define Adjusted Earnings per Share as the Adjusted Net Income Attributable to the Company divided by the diluted weighted average shares outstanding.
The following table reconciles net income attributable to the Company and earnings per share on a fully diluted basis to Adjusted Net Income Attributable to the Company and Adjusted Earnings per Share on a fully diluted basis.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	Per Share(4)	2024	Per Share	2025	Per Share(4)	2024	Per Share
Reconciliation of Adjusted Net Income Attributable to the Company:(1)
Net income attributable to the Company	$48,259	$0.38	$44,338	$0.37	$131,730	$1.03	$145,031	$1.32
Adjustments:
Loss on early retirement of debt	—	—	—	—	875	0.01	—	—
Separation transaction costs(2)	1,025	0.01	(44)	0.00	2,700	0.02	1,569	0.01
Nova and Pivot Onsite Innovations acquisition costs	1,181	0.01	—	—	7,151	0.06	—	—
Total additions (subtractions), net	$2,206	$0.02	$(44)	$0.00	$10,726	$0.08	$1,569	$0.01
Less: tax effect of adjustments(3)	(536)	0.00	12	0.00	(2,628)	(0.02)	(392)	0.00
Adjusted Net Income Attributable to the Company	$49,929	$0.39	$44,306	$0.37	$139,828	$1.09	$146,208	$1.33

Weighted average shares outstanding - diluted		128,170		120,765		128,163		109,691
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(1)    Beginning in the second quarter of 2025, we updated the schedule for all periods presented to include Net Income Attributable to the Company. Management believes this measure will provide an improved insight into the performance of our business.
(2)    Separation transaction costs represent non-recurring incremental consulting, legal, audit-related fees, system implementation, and software disposal costs incurred in connection with the Company’s separation into a new, publicly traded company and are included within general and administrative expenses on the condensed consolidated statements of operations.
(3)    Tax impact is calculated using the annual effective tax rate, excluding discrete costs and benefits.
(4)    Does not total due to rounding.

XII. 2025 Net Income to Adjusted EBITDA Reconciliation
Business Outlook for the Year Ending December 31, 2025
(In millions, unaudited)
The following is a reconciliation of full year 2025 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable U.S. GAAP financial measure. Refer to tables X for discussion of Concentra's use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2025 expectations.

	Range
	Low	High
Net income attributable to the Company	$156	$161
Net income attributable to non-controlling interests	7	7
Net income	$163	$168
Loss on early retirement of debt	1	1
Income tax expense	53	55
Interest expense	110	109
Income from operations	327	333
Stock compensation expense	10	10
Depreciation and amortization	76	75
Separation transaction costs	5	5
Nova and Pivot Onsite Innovations acquisition costs	7	7
Adjusted EBITDA	$425	$430

Adjusted Net Income Attributable to the Company(1)	$166	$171

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(1)    Represents net income attributable to the Company plus the net of tax adjustments for loss on early retirement of debt, separation transaction costs, and Nova and Onsite Innovations, LLC (“Pivot Onsite Innovations”) acquisition costs.